Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Senior Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS THIRD QUARTER EARNINGS

Danville, VA, October 19, 2023 –  American National Bankshares Inc. (Nasdaq: AMNB) (“American National” or the “Company”) today reported third quarter 2023 earnings of $5.8 million, or $0.54 per diluted common share. These results compare to earnings of $9.3 million, or $0.87 per diluted common share, during the same quarter in the prior year, and earnings of $7.1 million, or $0.67 per diluted common share, for the second quarter of 2023. Earnings for the nine months ended September 30, 2023 were $22.1 million, or $2.08 per diluted common share, compared to $26.4 million, or $2.47 per diluted common share, for the same period of 2022.

President and Chief Executive Officer, Jeffrey V. Haley, commented, “The third quarter was a historic one for American National as we announced our agreement to merge with Atlantic Union Bankshares Corporation subject to shareholder and regulatory approvals. We continue to believe this partnership will provide the combined company with a stronger platform for growth and create enhanced value for our shareholders, customers and employees. I have been so pleased with the level of collaboration from both companies since announcement as we work through our various regulatory approvals and early integration planning.”

“We had a solid third quarter from an operating perspective, with revenues and earnings (adjusting for merger expenses) in line with our expectations for the quarter. Strengths included loan growth, continued favorable credit trends, expense management, reduced margin compression from higher rates and growth in fee income over the previous quarter.”

Third quarter 2023 highlights include:

●	Average loans held for investment grew $30.8 million, or 5.6% annualized, during the third quarter as compared to the previous quarter.

●	Average deposits increased by $51.5 million, or 8.0% annualized, during the quarter, while period-end deposits declined $80.7 million, or 12.2% annualized.

●

Fully taxable equivalent (“FTE”) net interest margin was 2.76% for the quarter, down 12 basis points from 2.88% in the second quarter of 2023 and down 44 basis points from 3.20% in the third quarter of the prior year (non-GAAP).

●	Noninterest revenues increased $419 thousand, or 9.6%, when compared to the previous quarter, and increased $14 thousand, or 0.3%, compared to the same quarter in the prior year.

●

Noninterest expense increased $2.2 million, or 13.4%, when compared to the previous quarter, and increased $1.9 million, or     11.5%, when compared to the same quarter in the prior year. Excluding non-recurring merger related expenses of $1.7 million recorded during the quarter, increases relative to the prior quarter and same quarter of 2022 were 2.8% and 1.2%, respectively.

●

The Company recognized a recovery of credit losses on loans in the third quarter of 2023 of $538 thousand compared to provisions of $268 thousand in the second quarter of 2023 and $615 thousand in the third quarter of the previous year.

●

Annualized net recoveries as a percentage of average loans outstanding were (0.06%) for the third quarter of 2023, compared to (0.05%) in the previous quarter and (0.01%) in the same quarter in the prior year.

●	Nonperforming assets as a percentage of total assets were 0.12% at September 30, 2023, up from 0.04% at June 30, 2023 and 0.05% at September 30, 2022.

NET INTEREST INCOME

Net interest income for the third quarter of 2023 decreased by $485 thousand, or 2.3%, to $20.7 million compared to $21.1 million for the previous quarter. The third quarter of 2023 compared to the same quarter of 2022 reflected a decrease of $3.3 million, or 13.9%. The FTE net interest margin for the third quarter of 2023 was 2.76%, down from 2.88% in the prior quarter and 3.20% in the same quarter a year ago (non-GAAP). The margin contraction relative to the previous quarter resulted from funding costs increasing more than earning asset yields. The yield on average earning assets increased 15 basis points quarter-over-quarter, while the cost of average interest-bearing liabilities rose 37 basis points due to higher rates paid on interest-bearing deposits and the continued migration of the deposit composition from demand deposits to higher cost money market and time deposits. Similarly, the 82-basis point increase in average earning asset yields was more than offset by the 195-basis point increase in the cost of average interest-bearing liabilities when comparing the third quarter of 2023 to the same quarter of 2022. The cost of interest-bearing deposits increased to 2.04% in the third quarter, compared to 1.59% in the previous quarter and 0.17% in the same quarter of the prior year.

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $3.7 million as of September 30, 2023, up from $1.1 million at June 30, 2023 and $1.4 million at September 30, 2022. NPAs as a percentage of total assets were 0.12% at September 30, 2023, compared to 0.04% at June 30, 2023 and 0.05% at September 30, 2022. The Company recorded a recovery of credit losses for the third quarter of 2023 of $538 thousand compared to provisions of $268 thousand in the previous quarter and $615 thousand in the third quarter of the previous year. The negative provision for the third quarter of 2023 was principally the result of net loan recoveries of $315 thousand and a slight reduction in the quantitative expected loan loss rates partially offset by net loan growth during the quarter.

The allowance for credit losses – loans was $25.1 million at September 30, 2023, compared to $25.3 million at June 30, 2023 and $19.2 million at September 30, 2022. Annualized net recoveries as a percentage of average loans outstanding were 0.06% for the third quarter of 2023 compared to 0.05% in the previous quarter and 0.01% in the same quarter in the prior year. The allowance for credit losses as a percentage of loans held for investment was 1.11% at September 30, 2023, compared to 1.13% at June 30, 2023, and 0.91% at September 30, 2022.

NONINTEREST INCOME

Noninterest income in the third quarter of 2023 increased by $419 thousand, or 9.6%, compared to the prior quarter and increased $14 thousand, or 0.3%, from the same quarter in the prior year. Noninterest income totaled $4.8 million for each of the quarters ended September 30, 2023 and September 30, 2022 compared to $4.4 million for the quarter ended June 30, 2023.

The increase in the third quarter compared to the previous quarter was attributable to higher income from small business investment companies of $345 thousand and growth in mortgage banking income of $96 thousand.

The third quarter of 2023 compared to the same quarter of 2022 reflected increases in interchange fees of $149 thousand and wealth management income of $133 thousand, partially offset by lower income from service charges on deposit accounts of $116 thousand and mortgage banking income of $95 thousand.

NONINTEREST EXPENSE

Noninterest expense for the third quarter of 2023 amounted to $18.3 million, up $2.2 million, or 13.4%, when compared to $16.2 million for the previous quarter and up $1.9 million, or 11.5%, from $16.4 million during the same quarter in the previous year. The increase in the third quarter compared to the previous quarter was driven by merger related expenses totaling $1.7 million and increased incentive accruals of $1.0 million included in salaries and employee benefits.

The third quarter 2023 increase compared to the same quarter of 2022 was principally attributable to merger related expenses of $1.7 million and an increase in FDIC assessments of $127 thousand.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2023 was 24.16%, compared to 21.13% for the prior quarter and 20.92% for the same quarter in the prior year. The increase in the effective tax rate in the third quarter of 2023 was primarily the result of certain non-deductible merger related expenses.

BALANCE SHEET

Total assets at September 30, 2023 were $3.1 billion, a decline of $21.9 million, or 0.7% from June 30, 2023, and an increase of $41.9 million, or 1.4%, from September 30, 2022.

At September 30, 2023, loans held for investment (net of deferred fees and costs) were $2.3 billion, an increase of $29.0 million, or 5.2% annualized, from June 30, 2023. Loans held for investment (net of deferred fees and costs) increased $154.0 million, or 7.3%, from September 30, 2022.

Investment securities available for sale amounted to $543.9 million at September 30, 2023, a decrease of $16.8 million, or 3.0%, from June 30, 2023 and a decrease of $98.0 million, or 15.3%, compared to September 30, 2022. The unrealized loss on available for sale securities was $75.1 million at September 30, 2023 compared to $69.7 million at June 30, 2023 and $73.6 million at September 30, 2022. The increase in unrealized losses relative to the prior quarter was the result of increases in market yields for investment securities. At September 30, 2023, 54% of the market value of the securities portfolio was unencumbered and could be used to provide additional liquidity, if needed.

Deposits amounted to $2.6 billion at September 30, 2023, representing declines of $80.7 million, or 12.2% annualized, from June 30, 2023 and $119.6 million, or 4.4%, compared to September 30, 2022.

Borrowings from the Federal Home Loan Bank of Atlanta (“FHLB”) totaled $85.0 million at September 30, 2023 compared to $25.0 million at June 30, 2023. The Company had no FHLB borrowings at September 30, 2022. The Company’s remaining credit availability from the FHLB was $677.6 million as of September 30, 2023, $446.5 million of which could be accessed without pledging additional collateral.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 7.98% at September 30, 2023 compared to 7.94% at June 30, 2023 and compared to 7.59% at September 30, 2022 (non-GAAP). The Company’s preliminary common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 11.77%, 12.89%, 13.91% and 10.61%, respectively, at September 30, 2023.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.1 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.2 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding anticipated changes in the interest rate environment, future economic conditions and the impacts of current economic uncertainties, and projections, predictions, expectations, or beliefs about future events or results, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks and uncertainties, some of which cannot be predicted or quantified, that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “seek to,” “opportunity,” “potential,” “continue,” “confidence” or words of similar meaning, or other statements concerning opinions or judgment of our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the businesses of American National and Atlantic Union Bankshares Corporation (“Atlantic Union”) may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger with Atlantic Union may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption prior to and following the merger with Atlantic Union, including adverse effects on relationships with employees and customers, may be greater than expected; the regulatory and shareholder approvals required for the merger with Atlantic Union may not be obtained; the level of inflation; financial market volatility including the level of interest rates, could affect the values of financial instruments and the amount of net interest income earned; the ability to maintain adequate liquidity by retaining deposit customers and secondary funding sources, especially if the Company's or banking industry's reputation becomes damaged; the adequacy of the level of the Company’s allowance for credit losses, the amount of credit loss provisions required in future periods, and the failure of assumptions underlying the allowance for credit losses; general economic or business conditions, either nationally or in the market areas in which the Company does business, may be less favorable than expected, resulting in deteriorating credit quality, reduced demand for credit, or a weakened ability to generate deposits; competition among financial institutions may increase, and competitors may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than the Company; businesses that the Company is engaged in may be adversely affected by legislative or regulatory changes, including changes in accounting standards and tax laws; the ability to recruit and retain key personnel; cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain reliable and secure electronic systems; the effects of climate change, natural disasters, and extreme weather events; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts of threats or terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the impact of health emergencies, epidemics or pandemics; risks related to environmental, social and governance practices; risks associated with mergers, acquisitions, and other expansion activities; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	September 30
	2023	2022
Assets
Cash and due from banks	$34,646	$35,437
Interest-bearing deposits in other banks	40,622	59,541
Securities available for sale, at fair value	543,915	641,884
Restricted stock, at cost	12,936	8,383
Loans held for sale	1,981	2,852
Loans, net of deferred fees and costs	2,273,455	2,119,415
Less allowance for credit losses - loans	(25,124)	(19,189)
Net Loans	2,248,331	2,100,226
Premises and equipment, net	32,167	34,686
Assets held-for-sale	1,131	-
Other real estate owned, net	-	143
Goodwill	85,048	85,048
Core deposit intangibles, net	2,550	3,667
Bank owned life insurance	30,197	29,480
Other assets	57,734	47,973

Total assets	$3,091,258	$3,049,320

Liabilities
Demand deposits -- noninterest-bearing	$848,017	$1,044,803
Demand deposits -- interest-bearing	484,511	509,017
Money market deposits	659,899	612,600
Savings deposits	214,955	282,093
Time deposits	363,862	242,357
Total deposits	2,571,244	2,690,870
Customer repurchase agreements	60,035	625
Other short-term borrowings	85,000	-
Long-term borrowings	28,410	28,308
Other liabilities	19,291	16,127
Total liabilities	2,763,980	2,735,930

Shareholders' equity
Preferred stock, $5 par value, 2,000,000 shares authorized, none outstanding	-	-
Common stock, $1 par value, 20,000,000 shares authorized, 10,629,111 shares outstanding at September 30, 2023 and 10,608,750 shares outstanding at September 30, 2022	10,544	10,533
Capital in excess of par value	142,392	141,694
Retained earnings	231,962	218,814
Accumulated other comprehensive loss, net	(57,620)	(57,651)
Total shareholders' equity	327,278	313,390

Total liabilities and shareholders' equity	$3,091,258	$3,049,320

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Nine Months Ended
	9/30/23	6/30/23	9/30/22	9/30/23	9/30/22
Interest and Dividend Income:
Interest and fees on loans	$27,512	$26,052	$21,160	$78,476	$59,024
Interest and dividends on securities:
Taxable	2,564	2,607	2,664	7,855	7,344
Tax-exempt	24	26	110	115	297
Dividends	163	196	118	529	347
Other interest income	797	550	1,099	1,818	2,076
Total interest and dividend income	31,060	29,431	25,151	88,793	69,088

Interest Expense:
Interest on deposits	9,057	6,607	741	19,149	1,956
Interest on short-term borrowings	938	1,282	11	3,427	26
Interest on long-term borrowings	402	394	392	1,183	1,156
Total interest expense	10,397	8,283	1,144	23,759	3,138

Net Interest Income	20,663	21,148	24,007	65,034	65,950
Provision for (recovery of) credit losses	(538)	268	615	59	438

Net Interest Income After Provision for (Recovery of) Credit Losses	21,201	20,880	23,392	64,975	65,512

Noninterest Income:
Wealth management income	1,736	1,726	1,603	5,030	4,999
Service charges on deposit accounts	565	564	681	1,685	2,079
Interchange fees	1,162	1,187	1,013	3,458	2,990
Other fees and commissions	169	158	233	493	699
Mortgage banking income	293	197	388	634	1,490
Securities losses, net	-	-	-	(68)	-
Income from Small Business Investment Companies	453	108	501	888	1,672
Income from insurance investments	128	120	100	594	644
Losses on premises and equipment, net	-	(8)	(2)	(113)	(82)
Other	268	303	243	900	706
Total noninterest income	4,774	4,355	4,760	13,501	15,197

Noninterest Expense:
Salaries and employee benefits	9,229	8,300	9,618	26,701	26,936
Occupancy and equipment	1,601	1,631	1,514	4,676	4,576
FDIC assessment	354	492	227	1,053	694
Bank franchise tax	520	520	488	1,550	1,452
Core deposit intangible amortization	262	272	310	817	960
Data processing	821	939	818	2,611	2,446
Software	470	476	362	1,391	1,088
Other real estate owned, net	(10)	-	3	(10)	4
Merger related expenses	1,702	-	-	1,702	-
Other	3,394	3,552	3,108	9,683	9,096
Total noninterest expense	18,343	16,182	16,448	50,174	47,252

Income Before Income Taxes	7,632	9,053	11,704	28,302	33,457
Income Taxes	1,844	1,913	2,448	6,218	7,062
Net Income	$5,788	$7,140	$9,256	$22,084	$26,395

Net Income Per Common Share:
Basic	$0.54	$0.67	$0.87	$2.08	$2.47
Diluted	$0.54	$0.67	$0.87	$2.08	$2.47
Weighted Average Common Shares Outstanding:
Basic	10,625,709	10,623,571	10,640,952	10,626,599	10,694,096
Diluted	10,625,709	10,624,859	10,643,073	10,627,732	10,696,409

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2023	2023	2022	2023	2022
EARNINGS
Interest income	$31,060	$29,431	$25,151	$88,793	$69,088
Interest expense	10,397	8,283	1,144	23,759	3,138
Net interest income	20,663	21,148	24,007	65,034	65,950
Provision for (recovery of) credit losses	(538)	268	615	59	438
Noninterest income	4,774	4,355	4,760	13,501	15,197
Noninterest expense	18,343	16,182	16,448	50,174	47,252
Income taxes	1,844	1,913	2,448	6,218	7,062
Net income	5,788	7,140	9,256	22,085	26,395

PER COMMON SHARE
Net income per share - basic	$0.54	$0.67	$0.87	$2.08	$2.47
Net income per share - diluted	0.54	0.67	0.87	2.08	2.47
Cash dividends paid	0.30	0.30	0.28	0.90	0.84
Book value per share	30.79	30.88	29.54	30.79	29.54
Book value per share - tangible (a)	22.55	22.61	21.18	22.55	21.18
Closing market price	37.94	28.98	31.95	37.94	31.95

FINANCIAL RATIOS
Return on average assets	0.75%	0.93%	1.17%	0.96%	1.08%
Return on average common equity	7.02	8.61	11.21	8.97	10.42
Return on average tangible common equity (a)	9.91	12.07	15.74	12.61	14.57
Average common equity to average assets	10.68	10.82	10.42	10.70	10.35
Tangible common equity to tangible assets (a)	7.98	7.94	7.59	7.98	7.59
Net interest margin, taxable equivalent	2.76	2.88	3.20	2.94	2.86
Efficiency ratio (a)	64.31	62.24	55.98	60.43	56.87
Effective tax rate	24.16	21.13	20.92	21.97	21.11

PERIOD-END BALANCES
Securities	$556,851	$570,039	$650,267	$556,851	$650,267
Loans held for sale	1,981	4,048	2,852	1,981	2,852
Loans, net	2,273,455	2,244,464	2,119,415	2,273,455	2,119,415
Goodwill and other intangibles	87,598	87,860	88,715	87,598	88,715
Assets	3,091,258	3,113,163	3,049,320	3,091,258	3,049,320
Assets - tangible (a)	3,003,660	3,025,303	2,960,605	3,003,660	2,960,605
Interest-bearing deposits	1,723,227	1,767,258	1,646,067	1,723,227	1,646,067
Noninterest bearing demand deposits	848,017	884,658	1,044,803	848,017	1,044,803
Customer repurchase agreements	60,035	62,886	625	60,035	625
Other short-term borrowings	85,000	25,000	—	85,000	—
Long-term borrowings	28,410	28,384	28,308	28,410	28,308
Shareholders' equity	327,278	328,090	313,390	327,278	313,390
Shareholders' equity - tangible (a)	239,680	240,230	224,675	239,680	224,675

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2023	2023	2022	2023	2022
AVERAGE BALANCES
Securities (b)	$634,313	$652,439	$728,535	$654,737	$722,025
Loans held for sale	2,488	1,984	3,915	1,701	3,998
Loans, net	2,248,675	2,217,859	2,064,088	2,217,898	2,012,905
Interest-earning assets	2,939,234	2,912,623	3,005,292	2,920,781	3,083,815
Goodwill and other intangibles	87,758	88,036	88,886	88,033	89,202
Assets	3,088,231	3,065,449	3,170,328	3,070,314	3,260,636
Assets - tangible (a)	3,000,473	2,977,413	3,081,442	2,982,281	3,171,434
Interest-bearing deposits	1,758,994	1,669,076	1,723,931	1,681,311	1,817,581
Noninterest bearing demand deposits	872,488	910,911	1,051,585	917,113	1,027,942
Customer repurchase agreements	65,550	62,419	18,719	45,071	31,858
Other short-term borrowings	12,935	45,934	—	52,142	—
Subordinated debt	28,393	28,368	28,293	28,368	28,268
Shareholders' equity	329,812	331,821	330,318	328,400	337,633
Shareholders' equity - tangible (a)	242,054	243,785	241,432	240,367	248,431

CAPITAL
Weighted average shares outstanding - basic	10,625,709	10,623,571	10,640,952	10,626,599	10,694,096
Weighted average shares outstanding - diluted	10,625,709	10,624,859	10,643,073	10,627,732	10,696,409

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	-	13,688	60,104	34,131	203,709
Average price paid per share of common stock	$-	$26.99	$34.26	$30.58	$36.26

ALLOWANCE FOR CREDIT LOSSES - LOANS
Beginning balance	$25,342	$24,861	$18,505	$19,555	$18,678
Day 1 Impact of CECL adoption	-	-	-	5,192	—
Provision for (recovery of) credit losses	(533)	219	615	15	438
Charge-offs	(19)	(15)	(31)	(429)	(185)
Recoveries	334	277	100	791	258
Ending balance	$25,124	$25,342	$19,189	$25,124	$19,189

LOANS
Construction and land development	$269,840	$240,934	$210,500	$269,840	$210,500
Commercial real estate - owner occupied	413,151	416,397	423,678	413,151	423,678
Commercial real estate - non-owner occupied	803,440	833,084	764,963	803,440	764,963
Residential real estate	366,557	351,855	324,468	366,557	324,468
Home equity	91,393	93,594	93,659	91,393	93,659
Commercial and industrial	322,209	301,778	295,541	322,209	295,541
Consumer	6,865	6,822	6,606	6,865	6,606
Total	$2,273,455	$2,244,464	$2,119,415	$2,273,455	$2,119,415

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2023	2023	2022	2023	2022
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$-	$-	$18	$-	$18
Nonaccrual	3,740	1,024	1,171	3,740	1,171
Other real estate owned and repossessions	-	80	196	-	196
Nonperforming assets	$3,740	$1,104	$1,385	$3,740	$1,385

ASSET QUALITY RATIOS
Allowance for credit losses - loans to total loans	1.11%	1.13%	0.91%	1.11%	0.91%
Allowance for credit losses - loans to nonperforming loans	671.76	2,474.80	1,613.88	671.76	1,613.88
Nonperforming assets to total assets	0.12	0.04	0.05	0.12	0.05
Nonperforming loans to total loans	0.16	0.05	0.06	0.16	0.06
Annualized net charge-offs (recoveries) to average loans	(0.06)	-0.05	-0.01	(0.02)	-

OTHER DATA
Fiduciary assets at period-end (c) (d)	$774,126	$782,659	$693,153	$774,126	$693,153
Retail brokerage assets at period-end (c) (d)	$413,956	$426,565	$376,891	$413,956	$376,891
Number full-time equivalent employees (e)	358	365	363	358	363
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	34	34	34	34	34

Notes:

(a) -	This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) -	Average does not include unrealized gains and losses.
(c) -	Market value.
(d) -	Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) -	Average for quarter.

American National Bankshares Inc.
Net Interest Income Analysis
For the Three Months Ended September 30, 2023 and 2022
(Dollars in thousands)
Unaudited

	Three Months Ended September 30,
	Average Balance		Interest Income/Expense (a)		Yield/Rate
	2023	2022	2023	2022	2023	2022
Assets:

Total loans (b)	$2,251,163	$2,068,003	$27,559	$21,191	4.81%	4.09%

Securities:
Taxable	630,034	708,076	2,727	2,782	1.73	1.56
Tax exempt	4,279	20,459	30	138	2.85	2.70
Total securities	634,313	728,535	2,757	2,920	1.74	1.60

Deposits in other banks	53,758	208,754	797	1,099	5.88	2.09

Total interest-earning assets	2,939,234	3,005,292	31,113	25,210	4.17	3.35

Non-earning assets	148,997	165,036
Total assets	$3,088,231	$3,170,328

Liabilities and Stockholders' Equity:

Deposits:
Demand	$489,126	$522,021	983	34	0.80	0.03
Savings and money market	923,732	950,339	5,448	368	2.34	0.15
Time	346,136	251,571	2,626	339	3.00	0.53
Total deposits	1,758,994	1,723,931	9,057	741	2.04	0.17

Customer repurchase agreements	65,550	18,719	759	11	4.60	0.23
Other short-term borrowings	12,935	—	179	—	5.42	—
Long-term borrowings	28,393	28,293	402	392	5.55	5.54
Total interest-bearing liabilities	1,865,872	1,770,943	10,397	1,144	2.21	0.26

Noninterest bearing demand deposits	872,488	1,051,585
Other liabilities	20,059	17,482
Shareholders' equity	329,812	330,318
Total liabilities and shareholders' equity	$3,088,231	$3,170,328

Interest rate spread					1.96%	3.09%
Net interest margin					2.76%	3.20%

Net interest income (taxable equivalent basis)			20,716	24,066
Less: Taxable equivalent adjustment (c)			53	59
Net interest income			$20,663	$24,007

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans and loans held for sale are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Net Interest Income Analysis
For the Nine Months Ended September 30, 2023 and 2022
(Dollars in thousands)
Unaudited

	Nine Months Ended September 30,
	Average Balance		Income/Expense (a)		Yield/Rate
	2023	2022	2023	2022	2023	2022
Assets:

Total loans (b)	$2,219,599	$2,016,903	$78,612	$59,122	4.68%	3.91%

Securities:
Taxable	647,688	703,048	8,384	7,691	1.73	1.46
Tax exempt	7,049	18,977	146	375	2.76	2.64
Total securities	654,737	722,025	8,530	8,066	1.74	1.49

Deposits in other banks	46,445	344,887	1,818	2,076	5.23	0.80

Total interest-earning assets	2,920,781	3,083,815	88,960	69,264	4.03	3.00

Non-earning assets	149,533	176,821

Total assets	$3,070,314	$3,260,636

Deposits:
Demand	$480,422	$531,301	1,815	107	0.51	0.03
Savings and money market	891,035	995,555	11,841	708	1.78	0.10
Time	309,854	290,725	5,493	1,141	2.37	0.52
Total deposits	1,681,311	1,817,581	19,149	1,956	1.52	0.14

Customer repurchase agreements	45,071	31,858	1,519	26	4.50	0.11
Other short-term borrowings	52,142	—	1,908	—	4.83	—
Long-term borrowings	28,368	28,268	1,183	1,156	5.50	5.45
Total interest-bearing liabilities	1,806,892	1,877,707	23,759	3,138	1.75	0.22

Noninterest bearing demand deposits	917,113	1,027,942
Other liabilities	17,909	17,354
Shareholders' equity	328,400	337,633
Total liabilities and shareholders' equity	$3,070,314	$3,260,636

Interest rate spread					2.28%	2.78%
Net interest margin					2.94%	2.86%

Net interest income (taxable equivalent basis)			65,201	66,126
Less: Taxable equivalent adjustment (c)			167	176
Net interest income			$65,034	$65,950

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans and loans held for sale are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2023	2023	2022	2023	2022
EFFICIENCY RATIO
Noninterest expense	$18,343	$16,182	$16,448	$50,174	$47,252
Add: loss on sale of OREO	13	-	-	13	-
Subtract: core deposit intangible amortization	(262)	(272)	(310)	(817)	(960)
Subtract: merger related expenses	(1,702)	—	—	(1,702)	-
	$16,392	$15,910	$16,138	$47,668	$46,292

Net interest income	$20,663	$21,148	$24,007	$65,034	$65,950
Tax equivalent adjustment	53	51	59	167	176
Noninterest income	4,774	4,355	4,760	13,501	15,197
Add: loss on securities	—	—	—	68	-
Add: loss on premises and equipment	—	8	2	113	82
	$25,490	$25,562	$28,828	$78,883	$81,405

Efficiency ratio	64.31%	62.24%	55.98%	60.43%	56.87%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$27,559	$26,096	$21,191	$78,612	$59,122
Interest income - investments and other	3,554	3,386	4,019	10,348	10,142
Interest expense - deposits	(9,057)	(6,607)	(741)	(19,149)	(1,956)
Interest expense - customer repurchase agreements	(759)	(694)	(11)	(1,519)	(26)
Interest expense - other short-term borrowings	(179)	(588)	—	(1,908)	—
Interest expense - long-term borrowings	(402)	(394)	(392)	(1,183)	(1,156)
Total net interest income	$20,716	$21,199	$24,066	$65,201	$66,126
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(47)	(44)	(31)	(136)	(98)
Tax benefit on nontaxable interest - securities	(6)	(7)	(28)	(31)	(78)
GAAP measures	$20,663	$21,148	$24,007	$65,034	$65,950

NET INTEREST MARGIN
Net interest margin (FTE) (non-GAAP)	2.76%	2.88%	3.20%	2.94%	2.86%
Net interest margin (GAAP)	2.75%	2.87%	3.19%	2.92%	2.84%

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	7.02%	8.61%	11.21%	8.97%	10.42%
Impact of excluding average goodwill and other intangibles	2.89	3.46	4.53	3.64	4.15
Return on average tangible equity (non-GAAP)	9.91%	12.07%	15.74%	12.61%	14.57%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.59%	10.54%	10.28%	10.59%	10.28%
Impact of excluding goodwill and other intangibles	(2.61)	(2.60)	(2.69)	(2.61)	(2.69)
Tangible equity to tangible assets ratio (non-GAAP)	7.98%	7.94%	7.59%	7.98%	7.59%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$30.79	$30.88	$29.54	$30.79	$29.54
Impact of excluding goodwill and other intangibles	(8.24)	(8.27)	(8.36)	(8.24)	(8.36)
Tangible book value per share (non-GAAP)	$22.55	$22.61	$21.18	$22.55	$21.18